Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Stephen T. Isaacs, the Chief Executive Officer of Cerus Corporation (the “Company”) and Gregory W. Schafer, the Chief Financial Officer of the Company, hereby certify that, to the best of their knowledge:

1.   The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2003, and to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934, and

2.   The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 12th day of November, 2003.

/s/ Stephen T. Isaacs
Stephen T. Isaacs
Chief Executive Officer

/s/ Gregory W. Schafer
Gregory W. Schafer
Chief Financial Officer